Exhibit 99.1

Financial Information Contact:

Vincent C. Klinges

Chief Financial Officer

Logility, Inc.

404-264-5477

Logility Acquires Halo Business Intelligence to Expand Advanced Analytics

Rapid Insights Driven by Artificial Intelligence and Machine Learning Turn Data into Action

ATLANTA – November 27, 2017 – Logility, Inc., a leading provider of collaborative supply chain optimization and advanced retail planning solutions, today announced it has acquired privately-held Halo Business Intelligence, a San Diego-based supplier of advanced analytics and business intelligence solutions for the supply chain market.

Halo, a leader in data visualization and advanced analytics for more than a decade, has developed innovative supply chain analytics that transform data from disparate enterprise systems into intelligent and actionable business information. As supply chains transition towards a digital era driven by algorithmic planning and machine learning, companies need a single, integrated platform to simplify the growing complexity and abundance of both structured and unstructured data available. Halo’s advanced analytics deliver interactive visibility to help customers make quicker, smarter fact-based decisions.

The combination of the Logility planning and optimization portfolio including the award-winning Logility Voyager Solutions™, Demand Solutions® and NGC Andromeda™ platforms, with Halo’s advanced analytics capabilities will enable businesses to move away from emotion-based projections to predictive and prescriptive analytics to increase visibility and accelerate decision-making across the entire supply chain network from raw materials sourcing to omni-channel delivery.

Halo’s advanced analytics will be embedded into the Logility Voyager Solutions advanced analytics platform. These enriched analytics will leverage interactive visualization, machine learning algorithms, and artificial intelligence (AI) to transform both structured and unstructured data to accelerate business planning performance and proactively identify new business opportunities or mitigate risks. Customers on the Demand Solutions and Andromeda platforms will be able to add pre-packaged Halo advanced analytics capabilities to their subscriptions to drive quick insights and appropriate actions for their businesses. In addition, Logility will continue to offer Halo standalone to compliment other enterprise systems.

“Supply chains are powerful interconnected ecosystems that contain enormous amounts of usable data that is left untapped by most companies,” said Allan Dow, president, Logility. “Adding Halo to Logility’s solution portfolio allows us to accelerate and extend our advanced analytics and supply chain master data management capabilities to generate actionable insights for our customers. The combined expertise in analytics, artificial intelligence and machine learning enhances our capability to visualize the right information when and where our customers need to take action, reduce costs, improve customer service and drive more profitable growth for their businesses.”

“We are excited to join Logility and have the opportunity to broaden our market reach to deliver solutions that tangibly impact supply chain performance,” said Keith Peterson, Ph.D., president and CEO, Halo Business Intelligence. “There are tremendous synergies in our shared focus on planning innovation, visualization and customer service. We now have the ability to tap into Logility’s more than 40 years of supply chain optimization and retail planning expertise to accelerate the delivery of Halo advanced analytics technology to serve more customers.”

About Halo Business Intelligence

Halo is an advanced analytics software and advisory services provider that offers customers an innovative blend of technology to drive better supply chain performance. Halo’s advanced information hub is a first-of-its-kind solution that helps companies leverage all their corporate data to generate new insights. HaloBoost, the company’s machine learning solution delivers a new way to approach statistical forecasting and simulation analysis. Innovative companies leverage the Halo platform to gain new insights, track company performance and improve supply chain performance. Halo is headquartered in San Diego, California, and can be reached via the web at http://www.halobi.com.

About Logility

With more than 1,250 customers worldwide, Logility is a leading provider of collaborative supply chain optimization and advanced retail planning solutions that help small, medium, large, and Fortune 500 companies realize substantial bottom-line results in record time. Logility Voyager Solutions is a complete supply chain management and retail optimization solution that features a performance monitoring architecture and provides supply chain visibility; demand, inventory and replenishment planning; Sales and Operations Planning (S&OP); Integrated Business Planning (IBP); supply and inventory optimization;

manufacturing planning and scheduling; retail merchandise planning and allocation; and transportation    planning and management. Logility customers include Abercrombie & Fitch, Big Lots, Fender Musical Instruments, Parker Hannifin, Verizon Wireless, and VF Corporation. Logility is a wholly owned subsidiary of American Software, Inc. (NASDAQ: AMSWA), named one of the 100 Most Trustworthy Companies in America by Forbes. For more information about Logility, call 800-762-5207 USA or visit http://www.logility.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty, the timing and degree of business recovery, unpredictability and the irregular pattern of future revenues, dependence on particular market segments or customers, competitive pressures, delays, product liability and warranty claims and other risks associated with new product development, undetected software errors, market acceptance of Logility’s products, technological complexity, the challenges and risks associated with integration of acquired product lines, companies and services, as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company and American Software could experience as well as other information, please refer to American Software, Inc’s. current Form 10-K and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Inc.; Demand Solutions is a registered trademark of Demand Management, Inc.; and Andromeda is a trademark and NGC and New Generation Computing are registered trademarks of New Generation Computing, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.